Exhibit 23.1


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


 We have issued our report dated March 27, 1997 accompanying the consolidated financial statements of Midcoast Energy Resources, Inc. ("Registrant") and Subsidiaries appearing in its Annual Report on Form 10-KSB for the year ended December 31, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Hein + Associates LLP


Houston, Texas
August 7, 1997